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                                                                     EXHIBIT 8.1


                                August 10, 2001


Sanmina Corporation
2700 North First Street
San Jose, CA 95134

Re: Merger pursuant to the Agreement and Plan of Reorganization (the "Agreement") dated July 13, 2001 among Sanmina Corporation, a Delaware corporation ("Sanmina"), Sun Acquisition Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of Sanmina ("Merger Sub"), and SCI Systems, Inc., a Delaware corporation ("SCI")

Ladies and Gentlemen:

         We have acted as counsel to Sanmina in connection with the proposed merger (the "Merger") of Merger Sub with and into SCI pursuant to the Agreement. The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of Sanmina, which includes the Proxy Statement/Prospectus of Sanmina and SCI (the "Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Proxy Statement/Prospectus.

         In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the Merger will be consummated in the manner contemplated by the Proxy Statement/Prospectus and in accordance with the provisions of the Agreement, (ii) the truth and accuracy of the representations and warranties made by Sanmina, Merger Sub and SCI in the Agreement, and (iii) the truth and accuracy of the certificates of representations expected to be provided to us by Sanmina, Merger Sub and SCI.

         Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place which could affect the U.S. federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service.

         Based upon and subject to the foregoing, in our opinion, the discussion contained in the Registration Statement under the caption "THE MERGER - Material United States Federal Income

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Sanmina Corporation
August 10, 2001
Page 2

Tax Consequences of the Merger," subject to the limitations and qualifications described therein, sets forth the material U.S. federal income tax consequences generally applicable to the Merger.

         This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,



                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation

                                        /s/ WILSON SONSINI GOODRICH & ROSATI
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